EXHIBIT 22.1



                             SNYDER OIL CORPORATION
                                   Subsidaries




                       Mexican Flats Service Company, Inc.
                         Snyder Fluid Technologies, Inc.
                           Snyder Gas Marketing, Inc.
                              SOCO Gas Systems, Inc.
                            SOCO International, Inc.
                        SOCO International Holdings, Inc.
                          SOCO Louisiana Leasing, Inc.
                             SOCO Technologies, Inc.
                         Wyoming Gathering & Production